UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 1, 2006

Wal-Mart Stores, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street

Bentonville, Arkansas 72716

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment and Restatement of Wal-Mart Stores, Inc. Supplemental Executive Retirement Plan

On March 1, 2006, the Compensation, Nominating and Governance Committee (the “CNGC”) of the Board of Directors (the “Board”) of Wal-Mart Stores, Inc. (the “Company”) approved an amendment and restatement of the Wal-Mart Stores, Inc. Supplemental Executive Retirement Plan (the “SERP”), effective January 1, 2005 (except as provided in the amended and restated SERP). The amendment and restatement is primarily intended to conform the SERP with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

The SERP is an unfunded nonqualified deferred compensation plan primarily maintained to provide employees (namely management or highly compensated employees) with an annual credit equal to the amount of contributions and forfeitures they would have received under the Wal-Mart Profit Sharing and 401(k) Plan (or the corresponding plan for Puerto Rico employees), but for limitations under Code Sections 401(a)(17) and 415 (or like provisions of the Puerto Rico Internal Revenue Code) and their deferrals, if any, under the Wal-Mart Stores, Inc. Officer Deferred Compensation Plan, or as determined by the CNGC to replace lost credits under the Wal-Mart Profit Sharing and 401(k) Plan (or corresponding plan for Pureto Rico Associates). SERP accounts are generally credited with gain or loss that would have been earned on the account had it been held in the participant’s profit sharing account in the Wal-Mart Profit Sharing and 401(k) Plan (or the corresponding plan for Puerto Rico employees).

SERP benefits become vested according to a seven-year graded schedule or immediately upon the participant’s disability, death, or attaining age 65. Certain benefits may be forfeited for participant gross misconduct. SERP benefits are distributed in a lump sum cash payment six months after the participant’s separation from service (other than for death or disability) or as soon as administratively practicable thereafter. SERP benefits are normally paid 60 days after death or disability.

This description of the SERP is a summary only and is qualified in its entirety by the terms of the amended and restated SERP, which is attached hereto as Exhibit 10.1 and incorporated by reference in this Item 1.01.

Amendment and Restatement of Wal-Mart Stores, Inc. Director Compensation Plan

On March 2, 2006, the Board approved an amendment and restatement of the Wal-Mart Stores, Inc. Director Compensation Plan (“Director Plan”), effective January 1, 2005 (except as provided in the amended and restated Director Plan).

The Director Plan governs the annual retainer fees to be paid to outside directors as well as allows outside directors to defer receipt of retainers in the form of an interest-credited account (interest credited as specified in the Director Plan) or a stock unit account . The amendments and restatement are primarily intended to conform the Director Plan with Code Section 409A and its requirements applicable to deferrals under nonqualified deferred compensation plans.

In addition to changes for Code Section 409A, the Director Plan was revised to reflect current director compensation practices and add a “claw back” provision, effective April 1, 2006, which conditions all director compensation on the director not engaging in gross misconduct as defined in the Director Plan. In the event of gross misconduct by a director, retainer payments cease, the director must repay all retainer payments received during the 24-month period preceding such gross misconduct, the director’s deferred account is recalculated as if no amounts (including interest and dividend equivalents) were credited during such 24-month period, and the director must repay any deferred amount distributed in excess of the amount to which the director is entitled under such provision.

This description of the Director Plan is a summary only and is qualified in its entirety by the terms of the amended and restated Director Plan, which is attached hereto as Exhibit 10.2 and incorporated by reference in this Item 1.01.

Director Compensation/Fees

On March 2, 2006, the Board determined that the annual retainer beginning with the Annual Shareholders’ Meeting on June 2, 2006 will remain at $200,000, of which $140,000 will be paid on or shortly after the June 2, 2006 meeting either in shares of Company common stock or deferred in stock units under the Director Plan, as elected by the outside director. The remaining $60,000 is payable in arrears in equal quarterly installments commencing after the Annual Shareholders’ Meeting and may be taken in cash, shares, deferred in stock units under the Director Plan, or deferred to an interest-credited account under the Director Plan, as elected by the outside director. In addition, the annual cash retainer to the Audit Committee Chair will remain at $25,000, the annual cash retainer to the CNGC Chair will remain at $15,000, and the annual cash retainer to the Strategic Planning and Finance Committee Chair will remain at $15,000. The chair retainers will be payable in arrears in equal quarterly installments, which may be taken in cash, shares, deferred in stock units under the Director Plan, or deferred in an interest-credited account under the Director Plan, as elected by the outside director. Any person appointed by the Board to an open Board position prior to the election of directors at the 2007 Annual Shareholders’ Meeting shall receive a prorated portion of the annual retainers described above.

Management Incentive Plan -- Performance Goals

On March 1, 2006, the CNGC established “pre-tax profits” as an additional performance measure under the Wal-Mart Stores, Inc. Management Incentive Plan (“MIP”) for the fiscal year ending January 31, 2007 (“fiscal 2007”). The CNGC previously established diversity goals as a performance measure for fiscal 2007, under which a MIP bonus that is otherwise payable due to the attainment of the pre-tax profits performance goals may be reduced by up to 15 percent for failing to achieve the diversity goals. This diversity goals performance measure was announced through a Form 8-K filed on January 11, 2006.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits:
Exhibit No.	Description

10.1	Wal-Mart Stores, Inc. Supplemental Executive Retirement Plan (As Amended Effective January 1, 2005)
10.2	Wal-Mart Stores, Inc. Director Compensation Plan, Amended and Restated Effective January 1, 2005 (Except as Otherwise Provided Therein)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2006

WAL-MART STORES, INC.

By: /s/ Jeffrey J. Gearhart

Jeffrey J. Gearhart

Vice President and General Counsel,

Corporate Division

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Wal-Mart Stores, Inc. Supplemental Executive Retirement Plan (As Amended Effective January 1, 2005)
10.2	Wal-Mart Stores, Inc. Director Compensation Plan, Amended and Restated Effective January 1, 2005 (Except as Otherwise Provided Therein)